Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-11 of J.P. Morgan Real Estate Income Trust, Inc. of our report dated March 3, 2022 relating to the financial statement of J.P. Morgan Real Estate Income Trust, Inc., which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

June 14, 2022